EXHIBIT 4.1



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                            RITE AID CORPORATION


                                    and


                    U.S. BANK TRUST NATIONAL ASSOCIATION
                                 as Trustee

                             ------------------

                           SUPPLEMENTAL INDENTURE


                        Dated as of February 3, 2000

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                                     To

                  The Indenture Dated as of August 1, 1993
                        Between Rite Aid Corporation
                                    and
           Morgan Guaranty Trust Company of New York, as Trustee,
          Relating to 6.70% Notes due 2001, 7.125% Notes due 2007,
             7.70% Notes due 2027, 7.625% Senior Notes due 2005
                   and 6.875% Senior Debentures due 2013

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                           SUPPLEMENTAL INDENTURE

           THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is dated as of February 3, 2000, between Rite Aid Corporation, a Delaware corporation (the "Company"), and U.S. Bank Trust National Association, a national banking association (the "Trustee"), as successor to Morgan Guaranty Trust Company of New York, a New York corporation ("Morgan Guaranty").

           WHEREAS, the Company has issued its 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Senior Notes due 2005 and 6.875% Senior Debentures due 2013 (collectively, the "Notes"), pursuant to an Indenture between the Company and Morgan Guaranty, dated as of August 1, 1993 (the "Indenture"); and

           WHEREAS, Section 9.2 of the Indenture provides that, with the required consent of the Holders, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend certain provisions of the Indenture and enter into a supplemental indenture to evidence such amendment; and

           WHEREAS, on January 7, 2000, the Executive Committee of the Board of Directors of the Company authorized and approved the substance of certain amendments to the Indenture as set forth herein; and

           WHEREAS, as required by Section 9.2 of the Indenture, the Company has received the required consent from the Holders to the substance of certain amendments to the Indenture as set forth herein; and

           WHEREAS, Section 9.4 of the Indenture provides, among other things, that a supplemental indenture shall form a part of the Indenture for all purposes and that all the Holders shall be bound thereby.

           NOW, THEREFORE, the Company and the Trustee agree as follows:

             Section 1. Amendments to the Indenture.

             (a) Section 7.4 of the Indenture is hereby amended and restated in its entirety as follows:

                   The Company shall:

                   (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the Company shall file copies of the Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and the Annual Report on Form 10-K of the fiscal year ended February 26, 2000 with the Trustee within 15 days of the date such reports are actually filed with the Commission, such filings with the Commission to occur no later than July 11, 2000;

                   (2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                   (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided, however, that the Company shall mail to Holders summaries of the Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and the Annual Report on Form 10-K for the fiscal year ended February 26, 2000 within 30 days of the date such reports are actually filed with the Trustee, such filings with the Trustee to occur no later than July 26, 2000.

             Section 2. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

             Section 3. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

             Section 4. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

             Section 5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

             Section 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

             Section 8. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

             Section 9. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

             Section 10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

             Section 11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

             Section 12. Governing Law. This Supplemental Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles.

             Section 13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.


                               RITE AID CORPORATION

   (SEAL)
                               By:  /s/ David Jessick
                                  ----------------------------------------
                                   Name:  David Jessick
                                   Title: Senior Executive Vice-President

  Attest:


  By: /s/ Elliot S. Gerson
     ---------------------------
      Name:  Elliot S. Gerson
      Title: Senior Executive
               Vice-President
               and Secretary


                               U.S. BANK TRUST NATIONAL ASSOCIATION

 (SEAL)
                               By:  /s/ Patrick J. Healy
                                  ------------------------------------
                                   Name:  Patrick J. Healy
                                   Title: Assistant Vice-President

 Attest:


 By: /s/ Glenn W. Anderson
     ---------------------------
     Name:  Glenn W. Anderson
     Title: Vice-President